Exhibit 99.1

Editorial Contact: Dave Burt, Secure Computing david_burt@securecomputing.com 206-892-1130	Investor Contact: Elissa Lindsoe, Secure Computing elissa_lindsoe@securecomputing.com 651-628-5362

SECURE COMPUTING REPORTS FOURTH QUARTER 2003 OPERATING RESULTS

Company Reports Record Revenue of $22.9 Million and Fully Diluted Earnings per Share from Continuing Operations of $0.12

SAN JOSE, Calif., January 22, 2004 – Secure Computing Corporation (Nasdaq: SCUR), the experts in securing connections between people, applications, and networks, today announced fourth quarter revenues of $22.9 million, a record for the company. This represents a 17% increase compared to revenues of $19.5 million in the prior quarter and a 33% increase compared to $17.2 million in the same quarter last year. Full year 2003 revenues were $76.2 million, a 23% increase from $62.0 million in full year 2002.

As a result of the company’s closure of the Advanced Technology (AT) division in October, 2003, Secure’s financial statement presentations have been reclassified in accordance with US GAAP to present the impact from continued and discontinued operations. All prior period financial information and comparisons in this press release and all future financial reports issued by the company will reflect the reclassification of the AT division net operating results to the discontinued operations lines in the consolidated statements of operations. Please visit the following URL, which will be available today at approximately 5:00 Eastern, to obtain a copy of the company’s reclassified 2003 quarterly consolidated statements of operations and balance sheets:

http://www.securecomputing.com/invest.cfm?script=700&skey=1048

Gross margins in the fourth quarter were 89% of revenue, or $20.4 million. This compares to 90% of revenue, or $17.6 million, in the prior quarter and 92% of revenue, or $15.9 million, in the year ago quarter. Secure Computing’s fourth quarter operating expenses were $16.1 million, or 70% of revenue, down 12 percentage points from the year ago quarter. Sales and marketing expenses were $10.7 million, or 46% of revenue, down 5 percentage points from the year ago quarter. Research and development costs were $4.0 million, or 17% of revenue, down 6 percentage points from the year ago quarter. General and administrative costs were $1.5 million, or 7% of revenue, down 1 percentage point from the year ago quarter.

“We had a very strong finish to an exceptional year,” said John McNulty, chairman and chief executive officer at Secure Computing. “The fourth quarter of 2003 marks our 18th consecutive quarter of meeting or exceeding expectations from operations. Our teams have executed well throughout 2003 as evidenced by our superb year-over-year results.”

Net income from continuing operations for the fourth quarter was $4.3 million, or $0.12 per fully diluted share compared to net income of $2.7 million, or $0.08 per fully diluted share, in the prior quarter and $1.7 million, or $0.06 per fully diluted share, in the year ago quarter. Net income from continuing operations for the fourth quarter was 19% of revenue, a 5 percentage point improvement over the prior quarter and a 9 percentage point improvement over the year ago quarter.

The loss from discontinuing the AT division in the fourth quarter 2003 was $0.3 million, or $0.01 per fully diluted share, which is consistent with the prior year quarter. Year-to-date, the loss from discontinuing the AT division was $1.0 million, or $0.03 per fully diluted share, compared to $1.3 million, or $0.04 per fully diluted share in the prior year.

Net income for the fourth quarter was $4.1 million, or $0.11 per fully diluted share compared to net income of $2.6 million, or $0.08 per fully diluted share in the prior quarter and $1.4 million, or $0.05 per share in the year ago quarter.

For the full year 2003, net income from continuing operations was $9.3 million, or $0.28 per fully diluted share compared to a net loss of $5.2 million or $0.18 per share in 2002. The 2002 net loss included a $7.3 million, or $0.25 per share, charge for a class action lawsuit settlement. For the full year 2003, net income was $8.3 million, or $0.25 per fully diluted share compared to net loss of $6.5 million or $0.22 per share in the prior year.

“Our teams did a tremendous job of completing the first phase of integrating N2H2 during the fourth quarter while still delivering segment leading sequential growth,” said Tim McGurran, president and chief operating officer at Secure Computing. “As part of our continued growth strategy, this morning we announced the Sidewinder G2™ Security Appliance line which will be available in March, 2004. These multifunction security appliances, available direct from Secure, are what our customers and the industry analysts have been asking for. This Secure branded appliance line is complementary to our Sidewinder® G2 Firewall™ and VPN appliance line which is based on the Dell™ PowerEdge™ server and is an essential component to our accelerated channel sales commitment which we announced earlier this month.”

Enterprise licenses were executed by a number of industry leaders including: Kmart Corporation; WebWeavers Internet Services, a full service Internet design and presence provider; Interval International, a global travel service company and an operating business of InterActiveCorp; American Totalisator Company (AmTote®), the premier supplier of pari-mutuel systems and services worldwide; Nottingham Trent University, a prominent UK University; Commerce Queensland, Australia’s leading business association; Longmont United Hospital, a state-of-the-art health care facility based in Colorado; Thomason Hospital, an El Paso, Texas community owned hospital; Hertfordshire County Council, the top rated local authority in England; and the Australian Department of Defense.

“Our operating leverage allowed us to convert a high percentage of our revenue growth to operating income resulting in record operating margins of 19%,” commented Tim Steinkopf, senior vice president and chief financial officer at Secure Computing. “In addition, revenue, total billings, organic growth in deferred revenue, and cash collections also set records for the Company.”

Other Q4 Financial Highlights:

•	Cash and investments were $33.7 million at December 31, 2003, a $9.4 million, or 39%, increase from $24.3 million at September 30, 2003.

•	Cash generated from operations before the effect of the N2H2 acquisition was $2.4 million.

•	Net of N2H2 acquisition related expenditures, cash generated from the acquisition including collection of acquisition receivables was $4.8 million.

•	Deferred revenues were $25.4 million at December 31, 2003, a 76% increase compared to $14.4 million at September 30, 2003.

•	Before the impact of the N2H2 acquisition, the deferred revenue balance increased 17% sequentially.

•	Days sales outstanding were 67 at December 31, 2003, compared to 66 at September 30, 2003.

Secure Computing’s Outlook Publication Procedures

In connection with the SEC rules on corporate disclosure, Regulation FD, Secure Computing publishes an Outlook section in its quarterly operating results press release. The company continues its current practice of having corporate representatives meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Secure Computing refers any questions regarding the current outlook back to the quarterly results press release Outlook section. The quarterly results press release, which includes the Outlook section, is available to the public on the company’s Web site (www.securecomputing.com). Unless Secure Computing is in a Quiet Period (described below), the public can continue to rely on the Outlook section that is part of this quarterly operating results press release as still being the company’s current expectations on matters covered, unless Secure Computing publishes a notice stating otherwise.

From the close of business on March 17, 2004, until publication of a press release regarding the first quarter 2004 operating results, Secure Computing will observe a Quiet Period. During the Quiet Period, the Outlook section and other forward-looking statements contained in this operating results press release as well as in the company’s filings with the SEC, should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Secure Computing representatives will not comment concerning the Outlook section or Secure Computing’s financial results or expectations.

Current Outlook

The forward-looking statements in this Outlook are based on current expectations and are subject to risks, uncertainties and assumptions described under the sub-heading “Forward-Looking Statements.” Actual results may differ materially from the expectations expressed below.

For the full year 2004, the company expects revenues to grow 30% over full year 2003 Products and Services (P&S) revenues. On a quarterly basis, revenues are expected to grow over 2003 P&S revenues by 33%, 35%, 33%, and 23%, for the first through fourth quarters of 2004, respectively. Gross margins throughout 2004 are expected to be 90%. As a percent of revenue, operating expenses are expected to be 80%, 76%, 72% and 69%, for the first through fourth quarters of 2004, respectively. Fully diluted earnings per share are expected to be approximately $0.06, $0.09, $0.12 and $0.15, for the first through fourth quarters of 2004, respectively which assumes a fully diluted weighted average share count of 38.1 million, 38.8 million, 39.6 million, and 40.2 million in the first through fourth quarters of 2004 respectively.

About Secure Computing

Secure Computing (NASDAQ: SCUR) has been securing the connections between people and information for over 20 years. Specializing in delivering solutions that secure these connections, Secure Computing is uniquely qualified to be the global security solutions provider to organizations of all sizes. Our more than 11,000 global customers, supported by a worldwide network of partners, include the majority of the Dow Jones Global 50 Titans and the most prominent organizations in banking, financial services, healthcare, telecommunications, manufacturing, public utilities, education, and federal and local governments. The company is headquartered in San Jose, Calif., and has sales offices worldwide. For more information, see http://www.securecomputing.com.

Forward-Looking Statements

This release contains forward-looking statements concerning revenues, aggregate margins, operating expenses and profitability for this and future quarters, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. In order to meet these projections, the company must continue to obtain new enterprise relationships with major clients and overall demand for its products must continue to grow at current or greater levels. The company also must be able to motivate and retain key employees and staff current and future projects in a cost-effective manner and must effectively control its marketing, research, development and administrative costs, including personnel expenses. There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable. There are also risks that the company’s pursuit of providing network security technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that changes in customer requirements and other general economic and political uncertainties and weaknesses in geographic regions of the world could impact the company’s relationship with its customers, partners and alliances; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Secure Computing’s periodic reports and registration statements filed with the Securities and Exchange Commission. The company specifically disclaims any responsibility for updating these forward-looking statements.

SECURE COMPUTING CORPORATION

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Consolidated Condensed Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,

	2003	2002	2003	2002
Revenue	$22,930	$17,210	$76,213	$61,960
Cost of revenue	2,517	1,347	7,621	4,707

Gross profit	20,413	15,863	68,592	57,253
Operating expenses:
Selling and marketing	10,666	8,947	38,729	34,989
Research and development	3,956	3,931	15,179	14,912
General and administrative	1,490	1,317	5,535	5,113
Separation costs	—	—	—	568

	16,112	14,195	59,443	55,582

Operating income	4,302	1,668	9,149	1,671
Other non-recurring expense	—	—	—	(7,258)
Other income	26	45	141	421

Net income (loss) from continuing operations	4,327	1,713	9,290	(5,166)
Loss from operations of discontinued AT division	—	(308)	(757)	(1,310)
Loss on disposal of AT division	(277)	—	(277)	—

Net income (loss)	$4,050	$1,405	$8,256	$(6,476)

Basic earnings (loss) per share:
Continuing operations	$0.13	$0.06	$0.29	$(0.18)
Discontinued operations	(0.01)	(0.01)	(0.03)	(0.04)

Basic earnings (loss) per share	$0.12	$0.05	$0.26	$(0.22)

Weighted average shares outstanding—basic	34,283	29,502	31,986	29,307

Diluted earnings (loss) per share:
Continuing operations	$0.12	$0.06	$0.28	$(0.18)
Discontinued operations	(0.01)	(0.01)	(0.03)	(0.04)

Diluted earnings (loss) per share	$0.11	$0.05	$0.25	$(0.22)

Weighted average shares outstanding—diluted	37,168	30,174	33,654	29,307

Consolidated Condensed Balance Sheets

	Dec. 31, 2003	Dec. 31, 2002
Assets
Cash and cash equivalents	$17,101	$18,050
Investments	16,580	3,342
Accounts receivable, net	17,148	11,075
Inventory, net	1,227	885
Other current assets	7,232	3,350
Current assets from discontinued operations	545	763

Total current assets	59,833	37,465
Property and equipment, net	5,004	5,653
Goodwill	40,416	15,195
Other assets	3,222	2,630

Total assets	$108,475	$60,943

Liabilities and stockholders’ equity
Accounts payable	$2,861	$1,646
Accrued payroll	3,539	3,238
Other accrued expenses	4,620	4,105
Litigation settlement accrual (*see note)	—	7,258
Deferred revenue	25,441	14,809
Current liabilities from discontinued operations	—	224

Total current liabilities	36,461	31,280
Stockholders’ equity
Common stock	350	297
Additional paid-in capital	190,090	156,132
Accumulated other comprehensive loss	(519)	(603)
Accumulated deficit	(117,907)	(126,163)

Total stockholders’ equity	72,014	29,663

Total liabilities and stockholders’ equity	$108,475	$60,943

* Note: Fully settled by issuing 1,951,807 shares of common stock in April 2003.

Consolidated Condensed Statement of Cash Flows

	Year Ended Dec. 31,

	2003	2002
Operating activities
Net income (loss)	$8,256	$(6,476)
Loss from discontinued operations	1,034	1,310
Net income (loss) from continuing operations	9,290	(5,166)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities:
Depreciation	2,711	2,758
Amortization	353	239
Loss on disposals of property and equipment	14	121
Loss on disposals of intangible assets	95	—
Deferred income taxes, net	(559)	—
Changes in operating assets and liabilities, net of effect of N2H2 acquisition:
Accounts receivable	(4,589)	90
Inventories	(342)	(128)
Other current assets	(2,079)	(513)
Accounts payable	956	(176)
Payroll related accruals	78	(256)
Accrued liabilities and reserves	(1,553)	218
Litigation settlement accrual	—	7,258
Deferred revenue	1,116	(3,482)

Net cash provided by operating activities	5,491	963
Investing activities
Proceeds from sales/maturities of investments	2,506	8,831
Purchases of investments	(15,705)	(7,088)
Purchase of property and equipment, net	(1,970)	(2,095)
(Increase) decrease in intangibles and other assets	(235)	236

Net cash used in investing activities	(15,404)	(116)
Financing activities
Proceeds from issuance of common stock, net of N2H2 acquisition	9,861	2,559
Effect of exchange rate changes	90	(113)
Net cash used by discontinued operations	(987)	(1,199)

Net (decrease) increase in cash and cash equivalents	(949)	2,094
Cash and cash equivalents, beginning of period	18,050	15,956

Cash and cash equivalents, end of period	$17,101	$18,050